UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

          Date of report (Date of Earliest Event Reported: (10-18-2001)


                      GENERAL MOTORS ACCEPTANCE CORPORATION
              -----------------------------------------------------
               (Exact name of registrant specified in its charter)

                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

              1-3754                               38-0572512
       ----------------------------      -------------------------------------
        (Commission File No.)             (I.R.S. Employer Identification No.)

              200 Renaissance Center, Detroit, Michigan 48265-2000
              -----------------------------------------------------

                                  313-665-6266
              -----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

                      FITCH DOWNGRADES DEBT OF GM AND GMAC

     On October 18, 2001, Fitch downgraded the senior unsecured debt of General Motors Corporation (GM) and its financial services subsidiary, General Motors Acceptance Corporation (GMAC) to `A-' from `A' and the corresponding commercial paper ratings to `F2' from `F1'. Fitch has removed the Rating Watch Negative and revised the Rating Outlook to Negative.

     Fitch stated the downgrades reflect the long-term erosion in GM's competitive position compounded by the recent acceleration in price competition. Fitch said although market share for the "Big Three" has been gradually decreasing for years, incentive spending has picked up markedly during 2001 as industry sales are coming off of a peak in 2000. Fitch also stated that the increased competition has been most manifest in pricing, with incentive spending by the "Big Three" greatly outpacing the primary foreign brands. In addition, Fitch thought the increased competition, particularly in the light truck segment where GM has been deriving much of its profits, has negatively impacted GM's profitability.

     In addition, Fitch stated that GM's North American car operations have struggled to achieve adequate returns even through the cyclical upswing. According to Fitch, intense competition from foreign brands, structural cost disadvantages, complex branding strategy, and weak consumer acceptance have contributed to uncertainty regarding GM's long term competitive position in the North American car market.

     Also, Fitch said offsetting these declining trends in GM's North American operations has been several successful product programs in various light truck categories. Fitch further stated these new product programs have helped GM stem its share erosion in the light truck segment and even gain share in certain high margin sub-categories.

     Further, Fitch explained that outside of North America, Europe continues to be a drain on GM's global operations. Fitch believes the European market faces persistent over-capacity and GM's competitive position has weakened. Fitch does not expect GM's European operation will be a positive cash contributor for the next year or two.

     Fitch feels the Negative Rating Outlook reflects the risk that the keenly competitive pricing environment in North America will continue unabated into 2002 and meaningfully impact the financial conditions of GM even as it maintains share in a declining market. In addition, Fitch sees that significant over-capacity in the U.S. market, augmented by weak market conditions and continuing capacity expansion by transplants, is likely to result in the `Big Three' being forced to bear the brunt of production cutbacks as the industry `right-sizes' capacity. Also, Fitch believes high cost structures and existing labor contracts at the `Big Three' are likely to make this process difficult and costly. According to Fitch, the potential for continuing losses in its international operations is also factored into the Rating Outlook.

     Furthermore, Fitch stated GM's liquidity is afforded through $8.1 billion of cash for automotive operations (excluding Hughes) and $3 billion of short-term VEBA trust funding at June 30, 2001. Fitch believes unused bank lines in excess of $5 billion also provide liquidity. In addition, Fitch says GM has the added flexibility of monetizing its interest in Hughes and retaining it as an additional source of liquidity. According to Fitch, while pension funding and OPEB obligations remain a key long term risk factor, GM's recent share contributions and WEBA assets provides them with the flexibility of not contributing cash for the next few years. Additionally, Fitch said significant "legacy liabilities' (related to closed or divested plants) burden GM relative to its competitors.

     Fitch expects that current industry dynamics could restrict GM's financial flexibility through the next few years. However, they also believe over the intermediate term, GM's scale, liquidity, product development, distribution network, production capacity, and access to capital position the company to weather the difficult market conditions expected as the industry `right sizes' capacity. Fitch said the ability to manage structural costs and achieve adequate returns on capital will remain a significant issue over the longer term.

     Fitch also stated the ratings of GMAC are driven off of the ratings of the parent company. According to Fitch, as a captive auto finance company, GMAC helps to facilitate the sale of GM cars and trucks on a worldwide basis. Fitch further said they believe the performance of the auto finance unit has remained rather stable, although they have been concerned that margins in this business remain under pressure compared to several years ago. Going forward, Fitch anticipates that GMAC will remain a vital part of the GM organization, although margins are likely to remain under pressure as a result of lower ratings and a shift in the funding profile towards more term borrowings, as well as securitization. Fitch also believes returns are likely to be impacted by somewhat higher loss rates as a result of a decline in asset quality, reflective of a weaker economic environment and continued declining residual values on leased automobiles.

     Moreover, Fitch believes GMAC also continues to maintain an extensive mortgage banking operation. Fitch stated reported earnings in this business have been good so far in 2001, however, earnings in this business can be volatile, and could be pressured somewhat in the future if the economy weakens further. Fitch requires significant capital to be maintained against the residual assets that are generated in the mortgage banking operation, primarily capitalized mortgage servicing rights and interest-only securities. Fitch further believes these assets potentially drain financial resources, funding and equity, away from the core financing operation.

RATINGS DOWNGRADED

General Motors Corporation                           From              To
     -   Senior debt                                 A                 A-
     -   Commercial paper                            F1                F2

General Motors Acceptance Corporation
     -   Senior debt                                 A                 A-
     -   Commercial Paper                            F1                F2
     -   Euro commercial paper                       F1                F2
General Motors Acceptance Corporation of Canada, Ltd.
GMAC, Australia (Finance) Ltd.
General Motors Acceptance Corporation (U.K.) plc
GMAC International Finance B.V.
Open Bank GmbH
     -   Senior debt                                 A                 A-
     -   Euro medium-term notes                      A                 A1
     -   Short-term debt                             F1                F2
     -   Euro commercial paper                       F1                F2
GMAC Commercial Mortgage Bank, (Ireland), plc
     -   Euro commercial paper                       F1                F2
     -   Short-term certificates of deposit          F1                F2

                                     # # # #


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.


                                    GENERAL MOTORS ACCEPTANCE CORPORATION
                                    --------------------------------------------
                                              (Registrant)


Dated:  October 22, 2001            By s/ GERALD E. GROSS
                                    --------------------------------------------
                                         (Gerald E. Gross, Controller)